EXHIBIT 13

                       MacAndrews & Forbes Holdings Inc.
                              35 East 62nd Street
                           New York, New York 10021


                                                              October 8, 2003

SIGA Technologies, Inc.
420 Lexington Avenue, Suite 601
New York, New York 10170
Attention:        Thomas N. Konatich

Dear Mr. Konatich:

                  Reference is made to the Securities Purchase Agreement (the "Purchase Agreement"), dated August 13, 2003, by and between SIGA Technologies, Inc. (the "Company") and MacAndrews & Forbes Holdings Inc. ("M & F"), as supplemented by those letter agreements dated August 13, 2003 and October 8, 2003 by which M & F assigned in part its right to purchase Shares and Warrants to certain Permitted Transferees (the "Assignees") as set forth on Schedule A thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

                  In accordance with Section 3(b) of the Purchase Agreement, M & F and the Assignees hereby deliver this Option Notice with respect to (A) an aggregate of 6,250,000 Tranche B Shares, at the Per Share Purchase Price, and
(B) for no additional consideration, Tranche B Warrants to purchase an aggregate of 3,125,000 Warrant Shares. In accordance with Section 4(c) of the Purchase Agreement, a Closing with respect to (x) an aggregate of 1,499,587 Tranche B Shares, at the Per Share Purchase Price, and (y) for no additional consideration, Tranche B Warrants to purchase an aggregate of 749,794 Warrant Shares (together, "Tranche B-1") shall occur on the Tranche B Closing Date and a Closing with respect to (i) an aggregate of 4,750,413 Tranche B Shares, at the Per Share Purchase Price, and (ii) for no additional consideration, Tranche B Warrants to purchase an aggregate of 2,375,206 Warrant Shares (together, "Tranche B-2") shall occur immediately following receipt of the Required Stockholder Approval. The allocation of the Tranche B Shares and Tranche B Warrants among M & F and the Assignees is described in more detail on Schedule A hereto.

                  Subject to the satisfaction of the conditions set forth in
Section 8 of the Purchase Agreement, we are prepared to fund the Tranche B-1 Aggregate Purchase Price without the need for the three or five business day periods set forth in Sections 4(a) and (c), respectively, of the Purchase Agreement.

                                   * * * * *

                                            Sincerely,

                                            MACANDREWS & FORBES HOLDINGS INC.

                                            By:  /s/ Howard Gittis
                                            -----------------------------------
                                            Name: Howard Gittis
                                            Title: Vice Chairman


                      [SIGNATURE PAGE TO OPTION EXERCISE]

MICHAEL C. BOROFSKY


 /s/ Michael C. Borofsky
-------------------------



                      [SIGNATURE PAGE TO OPTION EXERCISE]

MATTHEW A. DRAPKIN


 /s/ Matthew A. Drapkin
-----------------------



                      [SIGNATURE PAGE TO OPTION EXERCISE]

PAUL G. SAVAS


 /s/ Paul G. Savas
------------------


                      [SIGNATURE PAGE TO OPTION EXERCISE]

BARRY F. SCHWARTZ


 /s/ Barry F. Schwartz
----------------------


                      [SIGNATURE PAGE TO OPTION EXERCISE]

TODD J. SLOTKIN


 /s/ Todd J. Slotkin
--------------------


                      [SIGNATURE PAGE TO OPTION EXERCISE]

TransTech Pharma, Inc.

By:      /s/ Adnan Mjalli
   -----------------------------------
Name:    Adnan Mjalli
Title:   President and Chief Executive
         Officer



                      [SIGNATURE PAGE TO OPTION EXERCISE]


                                                                                               Schedule A
                                                                                               ----------

                                              Tranche B-1 Exercise
                                              --------------------

------------------------------- --------------- ----------------------------------------------- ------------
                                                Aggregate purchase price which Purchaser is
                                Number of       to pay for Tranche B Shares at the Per Share    Number of
                                Tranche B       Purchase Price (Tranche B Warrants to be        Tranche B
Name of Purchaser               Shares          issued for no additional consideration)         Warrants
------------------------------- --------------- ----------------------------------------------- ------------
M  &  F                            1,396,462                              $2,010,905.28           698,232
------------------------------- --------------- ----------------------------------------------- ------------
Michael C. Borofsky                   12,500                                 $18,000.00             6,250
------------------------------- --------------- ----------------------------------------------- ------------
Matthew A. Drapkin                    12,500                                 $18,000.00             6,249
------------------------------- --------------- ----------------------------------------------- ------------
Paul G. Savas                         15,625                                 $22,500.00             7,813
------------------------------- --------------- ----------------------------------------------- ------------
Barry F. Schwartz                     31,250                                 $45,000.00            15,625
------------------------------- --------------- ----------------------------------------------- ------------
Todd J. Slotkin                       31,250                                 $45,000.00            15,625
------------------------------- --------------- ----------------------------------------------- ------------
TOTAL                              1,499,587                              $2,159,405.28           749,794
------------------------------- --------------- ----------------------------------------------- ------------



                                               Tranche B-2 Exercise
                                               --------------------

------------------------------- --------------- ---------------------------------------------- -------------
                                                Aggregate purchase price which Purchaser is
                                Number of       to pay for Tranche B Shares at the Per Share   Number of
                                Tranche B       Purchase Price (Tranche B Warrants to be       Tranche B
Name of Purchaser               Shares          issued for no additional consideration)        Warrants
------------------------------- --------------- ---------------------------------------------- -------------
M  &  F                            1,278,191                              $1,840,595.04             639,095
------------------------------- --------------- ---------------------------------------------- -------------
TransTech Pharma                   3,472,222                              $4,999,999.68           1,736,111
------------------------------- --------------- ---------------------------------------------- -------------
TOTAL                              4,750,413                              $6,840,594.72           2,375,206
------------------------------- --------------- ---------------------------------------------- -------------